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                                                                  Exhibit 10(T)


               [STRATEGIC GROWTH INTERNATIONAL, INC. LETTERHEAD]




October 12, 1995


Mr. Stephen R. Feldman
Chairman
CONQUEST INDUSTRIES INC.
6400 W. Gross Point Road
Niles, IL 60714

Dear Mr. Feldman:

This letter is to confirm the agreement under which Strategic Growth International, Inc. ("SGI") will serve as Investor Relations Consultant to Conquest Industries Inc. ("the Company"). The date of execution of this Agreement is October 11, 1995 (the "agreement execution date"). The agreement shall have a duration of 12 months from the agreement execution date.

DUTIES:

As Investor Relations Consultant, we will:

   a) Consult with the management of the Company on Investor Relations aspects of shareholder communications, including how to arrange and conduct meetings with the professional investment community and investor groups; how to communicate the corporate message to specified audiences, and how to enhance relations with security analysts and the financial press.

   b) Help develop and implement a comprehensive Investor Relations program. The program will be designed to achieve results-oriented goals and objectives. The programs will include as its objectives:

       - Introducing the Company, its core business and new activities to the professional investment community and thereby work to create a new base of investors in the Company's stock, among both institutional and retail broker segments of the financial community.

       -  Developing research coverage on the Company.

       -  Developing additional active market makers.

       -  Assisting the company in creating media opportunities, as appropriate.

   c) Provide professional staff services to help the Company carry out its programs and objectives.

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Mr. Stephen R. Feldman
October 12, 1995
Page 2


The scope of SGI's services shall not include any activities related to or regarding the raising of funds. Such activities shall be subject to a separate agreement.


SERVICE FEES:

The Company will pay SGI:

        1. A monthly retainer fee of $7,000 for services under this agreement. The monthly retainer shall commence on the agreement execution date for twelve months.

        2. Immediately upon execution of this agreement, the Company will issue to SGI a warrant to purchase 900,000 shares of the Company's common stock. The warrant shall be exercisable at $1.50 and shall be of a duration of five years from such date. Commencing one year after the date hereof, the shares underlying the warrant shall be subject to two piggyback registration rights and one demand registration right for so long as such shares cannot be transferred without registration under the Securities Act of 1933. The warrants will be adjusted for customary anti-dilutive events such as stock reverses and splits.


Upon execution of this agreement, the warrant shall be considered as having been fully awarded to SGI, and SGI shall have all legal rights and benefits in such options. SGI shall have the right to transfer such options to both officers and other principals of SGI, but shall not otherwise sell or transfer either the warrants or any underlying shares for a period of one year from the date hereof.

SECURITIES ACT REPRESENTATION:

SGI is acquiring the warrants referred to above and will acquire the underlying shares of common stock for investment without any view to a public distribution thereof and it will not transfer either the warrant or the underlying shares absent registration under the Securities Act of 1933 or a valid exemption therefrom. SGI has made such investigation concerning the Company and its business and financial condition as it has deemed necessary for the purpose of making the investment decision to acquire the warrant.

OUT-OF-POCKET EXPENSES:

The Company will reimburse SGI for all reasonable out-of-pocket disbursements, including travel expenses, made in the performance of it duties under this agreement. Items, such as luncheons with the professional investment community, graphic design and printing, postage, long distance telephone calls, etc., will be billed as incurred.

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Mr. Stephen R. Feldman
October 12, 1995
Page 3


RECORDS AND RECORD KEEPING:

SGI will maintain and submit to the Company prior to reimbursement accurate records of all out-of-pocket expenditures incurred on behalf of the Company. Authorization for projects and operating activities will be obtained in advance before commitments are made.

TERMS OF PAYMENT:

Billings will be done monthly for the coming month. Expenses and charges will be included in the following month's bill. Payment is due within ten days upon receipt of invoice.

LIABILITY:

The Company agrees to indemnify and hold harmless SGI from and against any and all losses, claims, damages, expenses or liabilities which SGI may incur based upon information, representations, reports or data furnished by the Company to the extent that such material is furnished, prepared or approved by the Company in writing for use by SGI, provided that the Company is notified promptly of any claim, action, suit or proceeding giving rise to the right of indemnification, that the Company has the right to retain exclusive control over the defense of any action, suit or proceeding and that SGI cooperates with the Company in connection with any such claim, action, suit or proceeding. Notwithstanding the foregoing, the Company shall not be liable and will not indemnify SGI in respect of any losses, claims, damages, expenses or liabilities arising from SGI's misconduct or negligence in performing its duties under this agreement.

SGI agrees to indemnify and hold harmless the Company from and against any and all losses, claims, damages, expenses or liabilities which the Company may incur based on SGI's misconduct or negligence in performing its duties under this Agreement, provided that SGI is notified promptly of any claim, action, suit or proceeding giving rise to the right to indemnification, that SGI has the right to retain exclusive control over the defense of any action, suit or proceeding and that the Company cooperates with SGI in connection with any such claim, action, suit or proceeding.

This agreement shall be subject to the jurisdiction of/and laws of the State of New York.

Please confirm agreement to the above by endorsing all three copies (3) and return two (2) copies to SGI.


AGREED AND ACCEPTED BY:                  DATED: 10/12/95
                                                ----------------------------

/s/ ??????????????????                   /s/ ?????????????????????
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Conquest Industries Inc.                 Strategic Growth International, Inc.